Exhibit 16.1

                                                     Conformed Copy



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

We have read and agree with the comments under the heading
"Change in Accountants" in Item 19 of the Registration Statement on Form S-4 of J. Crew Operating Corp. to be filed with the Securities and Exchange Commission. on December 16, 1997.

Yours Truly,


/s/  DELOITTE & TOUCHE LLP

New York, New York
December 15, 1997